Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1, of our report dated August 25, 2020, relating to the balance sheet of Cohn Robbins Holdings Corp. as of July 14, 2020 and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 13, 2020 (inception) through July 14, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 25, 2020